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                                                                   EXHIBIT 99.11

INDEPENDENT AUDITORS' CONSENT

MERRILL LYNCH EUROFUND:


We consent to the use in Post-Effective Amendment No. 12 to Registration Statement No. 33-4026 of our report dated December 8, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


DELOITTE & TOUCHE LLP
Princeton, New Jersey

February 23, 1996